Exhibit 11.0


                                  MEDQUIST INC.
                         EARNINGS PER SHARE COMPUTATION
                           UNAUDITED SUPPLEMENTAL DATA
                                 (IN THOUSANDS)



                                                 Nine Months Ended      Three Months Ended
                                                 September 30, 1997     September 30, 1997
                                                 ------------------     ------------------
Weighted average shares outstanding.........          10,448                 10,596

Common stock equivalents....................             723                    708

Shares repurchased..........................              42                     --
                                                      ------                  -----

Weighted average shares adjusted............          11,213                 11,304
                                                      ======                 ======




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